UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2001

EPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19591	33-0245076

(Commission File No.)	(IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California 92122
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 860-2500

ITEM 5. OTHER EVENTS.

      On July 9, 2001, the Registrant entered a collaboration with Genencor, Inc. related to the development of therapeutic vaccines for three oncogenic viruses. In addition, Genencor has exclusively licensed the Registrant’s epitope and PADRE technologies and related intellectual property rights on a worldwide basis for vaccines to treat or prevent hepatitis C, hepatitis B and human papilloma virus and has taken an initial 10% equity stake in the Registrant.

      The description of the collaboration is set forth in the Press Release issued by the Registrant, dated as of July 9, 2001, a copy of which is attached hereto as Exhibits 99.1.

      Epimmune™ and PADRE™ are trademarks of the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS.

99.1	Press Release dated July 9, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.

Dated: July 11, 2001	By:	/s/ Robert De Vaere

Robert De Vaere Vice President, Finance and Chief Financial Officer (Principal Accounting Officer and Officer duly authorized to sign this report on behalf of the Registrant)

INDEX TO EXHIBITS

99.1	Press Release dated July 9, 2001